Exhibit 10.3

FIRST AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AGREEMENT is made as of December 19, 2016 (this “First Amendment”), by and among New York REIT, Inc., a Maryland corporation (the “Company”), New York Recovery Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and New York Recovery Properties, LLC, a Delaware limited liability company (the “Manager”).

RECITALS

WHEREAS, the Company, the Operating Partnership and the Manager are parties to that certain Amended and Restated Management Agreement dated as of September 2, 2010 (the “Management Agreement”);

WHEREAS, the Company, the Operating Partnership and New York Recovery Advisors, LLC, an affiliate of the Manager, are parties to that certain Seventh Amended and Restated Advisory Agreement dated as of June 26, 2015 (as amended by that certain Amendment No. 1 dated as of April 25, 2016 and that certain Amendment No. 2 dated as of the date hereof, the “Advisory Agreement”); and

WHEREAS, pursuant to Section 7.5 of the Management Agreement, the Company, the Operating Partnership and the Manager desire to make certain amendments to the Management Agreement;

NOW, THEREFORE, in consideration of the promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intended to be legally bound, agree as follows:

1.	Capitalized Terms. Capitalized terms used herein but not specifically defined herein shall have the meaning ascribed to such terms in the Management Agreement.

2.	Term.

a.	Section 6.1(a) of the Management Agreement is hereby amended and restated as follows:

“the effective date of expiration or earlier termination of the Advisory Agreement;”

b.	The final paragraph of Section 6.1 of the Management Agreement is hereby amended and restated as follows:

“Upon termination, the obligations of the parties hereto shall cease; provided, however, that the Manager shall comply with the provisions hereof applicable in the event of termination and shall be entitled to receive all compensation which (i) may be due to the Manager hereunder up to the date of such termination and (ii) would be due to the Manager (without regard to such termination) through the expiration of, as applicable, the Initial Extension Period (as defined in the Advisory Agreement) or the then current Additional Extension Period (as defined in the Advisory Agreement); provided further, however, that if this Management Agreement terminates pursuant to clauses (b)(i), (b)(ii) or (c) of this Section 6.1, the Owner shall have other remedies as may be available at law or in equity.”

3.	Notice Parties. Notwithstanding Section 7.1 of the Management Agreement, all notices, approval, consents and other communication shall be given to the Advisor in accordance with Section 7.1 to the address set forth in this Section 3.

New York Recovery Properties, LLC
405 Park Avenue
New York, New York 10022
Attention: Chief Executive Officer

With a copy (which shall not constitute Notice) to:

Paul, Weiss Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention: Jeffrey D. Marell, Esq.

4.	Effect of the Agreement. Except as modified by this First Amendment, all of the terms of the Management Agreement are hereby ratified and confirmed and shall remain in full force and effect. This First Amendment shall be construed as one with the Management Agreement, and the Management Agreement shall, where context requires, be read and construed so as to incorporate this First Amendment.

5.	General Provisions. Except as modified herein, the terms and provisions of Article VII (inclusive) of the Management Agreement are hereby incorporated by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this First Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date first written above.

NEW YORK REIT, INC.

By:	/s/ Randolph C. Read
Name:	Randolph C. Read
Title:	Chairman

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.

By: New York REIT, Inc., its general partner

By:	/s/ Randolph C. Read
Name:	Randolph C. Read
Title:	Chairman

NEW YORK RECOVERY PROPERTIES, LLC

By:	New York Recovery Special Limited Partnership, LLC, its sole member

By:	American Realty Capital III, LLC, its sole member

By:	AR Global Investments, LLC, its managing member

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M Weil, Jr.
Title:	Chief Executive Officer